EXHIBIT 28.2
                                                ------------
INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors
  United Companies Lending Corporation

We have examined management's assertion about United Companies Lending Corporation's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the year ended December 31, 1996 included in the accompanying management
assertion.   Management is responsible for United Companies
Lending Corporation's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and, accordingly, included examining, on a test basis, evidence about United Companies Lending Corporation's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on United Companies Lending Corporation's compliance with the minimum servicing standards.

In  our opinion, management's assertion that United Companies
Lending Corporation complied with the aforementioned minimum servicing standards as of and for the year ended
December 31, 1996 is fairly stated, in all material respects.


Deloitte & Touche LLP

February 28, 1997

        UNITED COMPANIES LENDING CORPORATION (LETTERHEAD)


As of and for the year ended December 31, 1996, United Companies Lending Corporation has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, United Companies Lending Corporation had in effect fidelity bond and errors and omissions policies in the amounts of $10,000,000 and $4,000,000, respectively.

/s/ J. TERRELL BROWN                                      3/25/97
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J. Terrell Brown                                          Date
Chairman and Chief Executive Officer


/s/ JACK TALKINGTON                                       3/25/97
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Jack Talkington                                           Date
Senior Vice President and Controller


/s/ DALE QUICK                                            3/25/97
---------------------------------------------------       -------
Dale Quick                                                Date
Senior Vice President and Servicing Manager


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